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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated January 25, 2000, except for Note 15 as to which the date is May 17, 2000, in Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-40878) and related Prospectus of Newport Corporation for the registration of 3,100,000 shares of its common stock.

                                          /s/ Ernst & Young LLP

Orange County, California
July 12, 2000